UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2013

Supplement to Proxy Statement

This proxy statement supplement (the “Supplement”) is being filed with the Securities and Exchange Commission (the “SEC”) to correct two inadvertent omissions in the Proxy Statement of SPIRIT AEROSYSTEMS HOLDINGS, INC. (the “Company”) filed with the SEC on March 26, 2013 (the “Proxy Statement”) relating to the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”).  The Annual Meeting is to be held at 11:00 A.M. Eastern Time on Tuesday, April 30, 2013, at the Hilton Washington Dulles Airport, located at 13869 Park Center Road, Herndon, VA 20164, in the Colvin Run Ballroom.

After the filing of the Proxy Statement, it came to our attention that information regarding 16,023 phantom stock units held under our supplemental executive retirement plan (SERP) by John Pilla, one of our Named Executive Officers, was inadvertently omitted from the Proxy Statement section “Potential Payments Upon Termination or Change-in-Control” (beginning on page 49 of the Proxy Statement).  Pursuant to the SERP, in the event of (i) a termination of Mr. Pilla’s employment for any reason on December 31, 2012 or (ii) a change-in-control of the Company occurring on December 31, 2012, $271,910 would have been payable to Mr. Pilla in respect of his phantom stock units (calculated by multiplying his 16,023 phantom stock units by $16.97, the closing price for our Class A Common stock on December 31, 2012).

In addition, the Proxy Statement indicates that Michael King, one of our Named Executive Officers, holds 33,537 phantom stock units under the SERP. The Proxy Statement states (on page 55) that Mr. King would have been entitled to a payment of $569,123 in respect of these phantom stock units in the event of a change-in-control of the Company occurring on December 31, 2012 (calculated by multiplying his 33,537 phantom stock units by $16.97, the closing price for our Class A Common stock on December 31, 2012).  However, we inadvertently omitted to state in the Proxy Statement section “Potential Payments Upon Termination or Change-in-Control—Termination of Employment” (beginning on page 49 of the Proxy Statement) that this amount would also have been payable to Mr. King upon a termination of his employment for any reason on December 31, 2012.

Other than the above-described changes, there are no revisions to the Proxy Statement as originally provided.

The date of this Supplement is April 17, 2013